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                                                                    Exhibit 21.1

                         OIL STATES INTERNATIONAL, INC.
                                  SUBSIDIARIES

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
         SUBSIDIARY                                         STATE/COUNTRY
         ----------                                         -------------
Capstar Drilling, L.P.                                     Texas

Crown Camp Services Ltd                                    Alberta, Canada

General Marine Leasing, L.L.C.                             Delaware

HWCES International                                        Cayman Islands

HWC Energy Services, Inc.                                  Delaware

HWC Limited                                                Louisiana

Hydraulic Well Control, L.L.C.                             Delaware

Oil States Industries, Inc.                                Delaware

Oil States Industries (Asia) Pte Ltd                       Singapore

Oil States Industries (UK) Limited                         United Kingdom

Oil States Skagit SMATCO L.L.C.                            Delaware

PTI Group, Inc.                                            Alberta, Canada

PTI Premium Camp Services Ltd.                             Alberta, Canada

Sooner Inc.                                                Delaware

Sooner Pipe Inc.                                           Oklahoma

A-Z Terminal Corporation                                   Oklahoma

Specialty Rental Tools & Supply, L.P.                      Texas

Travco Industrial Housing Ltd.                             Alberta, Canada